SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2017

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1‑08323 (Commission File Number)	06‑1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226‑6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On April 26, 2017, shareholders of Cigna Corporation ("Cigna") approved the Amended and Restated Cigna Long-Term Incentive Plan (the "Plan").  The Plan is described in Proposal 4 in Cigna's proxy statement for the 2017 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 17, 2017 (the "2017 Proxy Statement").  The descriptions of the Plan contained herein and in the 2017 Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
Cigna held its Annual Meeting of Shareholders on April 26, 2017.  Set forth below are the voting results for each proposal.  Each proposal is described in more detail in the 2017 Proxy Statement.
Proposal 1:  Election of directors – to elect seven directors for one-year terms expiring in 2018.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
David M. Cordani	216,024,621	2,017,894	315,765	11,993,906
Eric J. Foss	216,054,217	1,927,510	376,553	11,993,906
Isaiah Harris, Jr.	215,445,990	2,545,842	366,448	11,993,906
Jane E. Henney, M.D.	209,590,759	8,419,484	348,037	11,993,906
Roman Martinez IV	210,861,092	7,128,090	369,098	11,993,906
Donna F. Zarcone	215,705,662	2,307,051	345,567	11,993,906
William D. Zollars	209,888,460	7,152,442	1,317,378	11,993,906
Shareholders elected the nominees with an average of approximately 98% of the votes cast in favor.
Proposal 2:  Approval of an advisory resolution on executive compensation.
Votes For	Votes Against	Abstentions	Broker Non-Votes
202,175,362	15,680,557	502,361	11,993,906
Shareholders approved the advisory resolution on Cigna's executive compensation with approximately 93% of the votes cast in favor.
Proposal 3:  Advisory approval of the frequency of future advisory votes on executive compensation.
One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
197,077,863	631,812	20,195,213	453,392	11,993,906
Annual future advisory votes on executive compensation received approximately 90% of the votes cast.
Proposal 4:  Approval of the Amended and Restated Cigna Long-Term Incentive Plan.
Votes For	Votes Against	Abstentions	Broker Non-Votes
203,756,607	14,159,467	442,206	11,993,906
Shareholders approved the Amended and Restated Cigna Long-Term Incentive Plan with approximately 93% of the votes cast in favor.

Proposal 5:  Ratification of the appointment of PricewaterhouseCoopers LLP as Cigna's independent registered public accounting firm for 2017.
Votes For	Votes Against	Abstentions	Broker Non-Votes
225,620,903	4,461,354	269,929	0
Shareholders approved the ratification of PricewaterhouseCoopers LLP's appointment with approximately 98% of the votes cast in favor.
Proposal 6:  Shareholder Proposal – Shareholder Proxy Access.
Votes For	Votes Against	Abstentions	Broker Non-Votes
110,376,896	107,321,282	660,102	11,993,906
Shareholders approved the non-binding shareholder proposal regarding shareholder proxy access with approximately 51% of the votes cast in favor.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Cigna Long-Term Incentive Plan, amended and restated effective April 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: May 1, 2017	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel